                                                                    EXHIBIT 12.1


                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                             Quarter           Year           Quarter          Year
                                              Ended            Ended           Ended           Ended
                                            March 31,       December 31,    December 31,    December 31,
                                              1999              1998            1997            1996
                                              ----              ----          --------        --------
 Net Operating Income                       $ 19,807         $  94,434        $ 38,941        $ 19,626

 (Less) Nonrecurring item:
       Gain on sale                         $ (5,079)        $  (3,970)       $    -          $    -
       Non-recurring charges                $ 16,524         $     -          $    -          $    -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off       $    -           $     -          $    -          $    511

 (Plus) Fixed charges:
       Interest expense                     $ 16,337         $  54,003        $ 14,113        $ 14,276
       Interest capitalized                    7,283            16,977           6,985           2,567
       Debt cost amortization                    166               670             505             667
       Preferred dividend                      9,945            25,874           7,480           4,264
                                            --------          --------        --------        --------

            Total fixed charges (1)         $ 33,731         $  97,524        $ 29,083        $ 21,774

 (Less):
       Interest capitalized                 $  7,283         $  16,977        $  6,985        $  2,567
       Preferred dividend                      9,945            25,874           7,480           4,264

 Adjusted earnings (2)                      $ 47,755         $ 145,137        $ 53,559        $ 35,080
                                            --------         ---------        --------        --------

 Ratio (2 divided by 1)                         1.42              1.49            1.84            1.61
                                            ========         =========        ========        ========

                                               Year
                                               Ended       March 17-      January 1-
                                            December 31,   December 31     March 16,
                                                1995          1994           1994
                                              --------       --------       -------
 Net Operating Income                         $ 11,460       $  7,486       $  (716)

 (Less) Nonrecurring item:
       Gain on sale                           $ (2,412)      $    -         $   -
       Non-recurring charges                  $    -         $    -         $   -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off         $    -         $    -         $   -

 (Plus) Fixed charges:
       Interest expense                       $ 11,472       $  4,782       $ 2,358
       Interest capitalized                      3,641          2,096           -
       Debt cost amortization                    1,278            241            80
       Preferred dividend                          917            -             -
                                              --------       --------       -------

            Total fixed charges (1)           $ 17,308       $  7,119       $ 2,438

 (Less):
       Interest capitalized                   $  3,641       $  2,096       $   -
       Preferred dividend                          917            -             -

 Adjusted earnings (2)                        $ 21,798       $ 12,509       $ 1,722
                                              --------       ---------      -------

 Ratio (2 divided by 1)                           1.26           1.76          0.71
                                              ========       ========       =======

                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                                              Quarter           Year            Year            Year
                                               Ended            Ended           Ended           Ended
                                             March 31,      December 31,     December 31,    December 31,
                                               1999             1998            1997            1996
                                             ---------        ---------       ---------       ---------
 Net Operating Income                        $  19,807        $  94,434       $ 38,941        $ 19,626

 (Less) Nonrecurring item:
       Gain on sale                          $  (5,079)       $  (3,970)      $    -          $    -
       Non-recurring charges                 $  16,524        $     -         $    -          $    -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off        $     -          $     -         $    -          $    511

 (Plus) Fixed charges:
       Interest expense                      $  16,337        $  54,003       $ 14,113        $ 14,276
       Interest capitalized                      7,283           16,977          6,985           2,567
       Debt cost amortization                      166              670            505             667
                                             ---------        ---------       --------        --------

            Total fixed charges (1)          $  23,786        $  71,650       $ 21,603        $ 17,510

 (Less):
       Interest capitalized                  $   7,283        $  16,977       $  6,985        $  2,567

 Adjusted earnings (2)                       $  47,755        $ 145,137       $ 53,559        $ 35,080
                                             ---------        ---------       --------        --------

 Ratio (2 divided by 1)                           2.01             2.03           2.48            2.00
                                             =========        =========       ========        ========

                                                Year
                                                Ended         March 17-      January 1-
                                             December 31,    December 31     March 16,
                                                1995            1994           1994
                                              ---------       ---------      ---------
 Net Operating Income                         $ 11,460        $  7,486       $  (716)

 (Less) Nonrecurring item:
       Gain on sale                           $ (2,412)       $    -         $   -
       Non-recurring charges                  $    -          $    -         $   -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off         $    -          $    -         $   -

 (Plus) Fixed charges:
       Interest expense                       $ 11,472        $  4,782       $ 2,358
       Interest capitalized                      3,641           2,096           -
       Debt cost amortization                    1,278             241            80
                                              --------        --------       -------

            Total fixed charges (1)           $ 16,391        $  7,119       $ 2,438

 (Less):
       Interest capitalized                   $  3,641        $  2,096       $   -

 Adjusted earnings (2)                        $ 21,798        $ 12,509       $ 1,722
                                              --------        --------       -------

 Ratio (2 divided by 1)                           1.33            1.76          0.71
                                              ========        ========       =======